PRIVATE STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of March __, 2004 (this "Agreement"), by and among the persons identified on Exhibit "A" to this Agreement as Buyers (each a "Buyer" and collectively, the "Buyers") and the controlling shareholders of Galaxy Championship Wrestling, Inc., a Nevada Corporation (the "Company") identified on Exhibit "B" to this Agreement as "Sellers" (each a "Seller" and collectively, the "Sellers"). The Buyers and the Sellers are referred to collectively herein as the "Parties".

                                   BACKGROUND

The Sellers own 5,750,000 of the 9,149,188 issued and outstanding shares of capital stock of the Company (the "Shares").

  The Buyers desire to purchase from the Sellers, and the Sellers desire to sell to the Buyers, the Shares in consideration of the payment of $143,750.00 US (the Purchase Price), on the terms as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties intending to be legally bound, hereby agree as follows.

1. Definitions. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in Appendix A hereto.

2.  Purchase and Sale of  Shares and Appointment of Representatives.
(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyers shall purchase from the Sellers, and the Sellers shall sell to the Buyers, the Shares of the issued and outstanding capital stock of the Company for the Purchase Price above specified. Buyers and Sellers each acknowledge and accept that the trading price of the Company Shares may increase or decrease subsequent to the date of execution of this Agreement and after the Closing of the sale of the Company Shares. Buyers and Sellers each waive any claims to any losses as a result of such price changes in the Company Shares.

(b) Escrow of Shares. The Sellers shall deposit the Shares with Harold Gewerter, Esq., attorney for the Sellers ("Escrow Agent"), within 3 days of the signing of this Agreement.

The escrowed Shares shall be held for the benefit of the Sellers and shall be distributed as defined below. If this Agreement is terminated, if the Buyers fail to satisfy a condition precedent to the Sellers' obligation to close or if for any other reason the Closing does not occur (other than due to the Sellers breach of any material provision of this Agreement), then the escrowed Shares shall be immediately returned to the Sellers (as defined below) or to an account designated in writing by the Sellers. If this Agreement is terminated as the result of the Sellers breach of a material provision of this Agreement, then the escrowed Shares may be released to the Buyer in satisfaction of any claims that the Buyers may have against the Sellers for such material breach.

(c) Escrow of Purchase Price.. Within 3 business days following the escrow of the Shares by the Sellers, the Buyers shall deposit in the account of the Escrow Agent, the amount of US $93,750.00, this being the


Purchase Price of $143,750.00 less the previously deposited amount of $50,000.00, which deposit is hereby acknowledged by the Sellers and Escrow Agent.

The escrow of the Purchase Price shall be held for the benefit of the Buyers. The Purchase Price shall be disbursed as defined below. If this Agreement is terminated, if the Sellers fail to satisfy a condition precedent to the Buyers obligation to close or if for any other reason the Closing does not occur (other than due to the Buyers breach of any material provision of this Agreement), then the Purchase Price shall be immediately returned to the Buyer Representative (as defined below) or to an account designated in writing by the Buyer Representative. If this Agreement is terminated as the result of the Buyer's breach of a material provision of this Agreement, then the Purchase Price may be released to the Sellers or Sellers' Authorized Representative in satisfaction of any claims that the Sellers may have against the Buyers for such material breach.

(d) The Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of the Escrow Agent in Las Vegas, Nevada, within 3 business days of the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer Representative and the Sellers or Sellers' Representative may mutually determine (the "Closing Date").

(e) Disbursement of Purchase Funds. Prior to the disbursement of the Purchase Price, the Sellers shall deliver to the Escrow Agent, for the benefit of the Buyers, all of the stock certificates representing the defined Shares, endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee or such other assignments required by the Company transfer agent, including third party releases. In addition to the Shares, a current accounts payable of the Company certified by two directors of the Company, working paper files for the various Form 10-KSBs and 10-QSBs for examination and review by the Buyers' auditors, confirmation by the Company's auditors that they are prepared to act for the Company, certified list of shareholders issued by the registered Transfer Agent for the Company, and all other documents referred to in this Agreement shall be delivered to the Escrow Agent.

(f) Distribution of Shares. Prior to the distribution of the Shares to the Buyers, the Sellers shall have delivered to the Escrow Agent, the instructions for the disbursement of the Purchase Price to the Sellers and have delivered the various instruments, and documents referred to in
Schedule II to this Agreement.

(g)  Resignations and Appointments:   Sellers shall deliver or cause to
be delivered to the Escrow Agent, resignations of the current officers and directors of the Company, and Buyers shall deliver to the Escrow Agent, letters from the new officers and directors of the Company, agreeing to serve in their appropriate capacity.

(h)  Appointment of Representatives.



(i) The Sellers, by executing this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the date of this
Agreement, 			(together with his permitted successors, the
"Seller Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement on their behalf in connection with
the transactions contemplated   by this Agreement and to enter into any
amendments, modifications or supplements hereto, to exercise all or any of the powers, authority and discretion conferred on him under this agreement, to waive any terms and conditions of this agreement (other than the obligation to pay, and the amount of, the Purchase Price), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any this Agreement and the Seller Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Seller Representative shall not be liable for any action taken or not taken by him in connection with his obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement owned more than fifty percent (50%) in interest of the outstanding Company Shares (not including Company Shares held by the Seller Representative) or (ii) in the absence of his own gross negligence or willful misconduct.

(ii)	The Buyers, by executing this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the date of this Agreement, Nolan Moss (together with his permitted successors, the "Buyer Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement on their behalf in connection with the transactions contemplated by this Agreement and to enter into any amendments, modifications or supplements hereto, to exercise all or any of the powers, authority and discretion conferred on it under this agreement, to waive any terms and conditions of this agreement (other than the obligation to deliver the Company Shares for the Purchase Price specified herein), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by this Agreement and the Buyer Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Buyer Representative shall not be liable for any action taken or not taken by him in connection with his obligations under this Agreement (i) with the consent of Buyers who are purchasing more than fifty percent (50%) in interest of the outstanding Company Shares or (ii) in the absence of its own gross negligence or willful misconduct. If the Buyer Representative shall be unable or unwilling to serve in such capacity, its successor shall be named by those persons purchasing more than fifty percent (50%) in interest of the Company Shares who shall serve and exercise the powers of Buyer Representative hereunder.

3.  Representations and Warranties Concerning the Transaction.

(a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyers that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself.

(i) Authorization of Transaction. Each of the Sellers has full power and authority to execute and deliver this Agreement and to perform his, her or its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. No Seller need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

(ii) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any of the Sellers are subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller is a party or by which he, she or it is bound or to which any of his, her or its assets is subject.

(iii) Brokers' Fees. No Seller has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Buyer could become liable or obligated.

(iv) Company Shares. The Sellers hold of record and own beneficially the number of Company Shares set forth next to their respective names in
Schedule I, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement).
 No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. The Company Shares were duly and validly issued and are fully-paid and non-assessable. Upon delivery of the Company Shares to the Buyers pursuant to this Agreement, the Buyers will acquire valid title thereto, free and clear of any Security Interests.

(v) Employees. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, arrangement or labor contract with a labor union or labor organization, whether formal or otherwise. To the Company's knowledge, each of the Company and its Subsidiaries is in compliance with all applicable laws (including, without limitation, all applicable extension orders) respecting employment and employment practices, terms and conditions of employment, equal opportunity, anti-discrimination laws, and wages and hours, except where such noncompliance has not had and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. There is no labor strike, slowdown or stoppage pending (or, to the Knowledge of the Company or any of its Subsidiaries, any unfair labor practice complaints, labor disturbances or other controversies respecting employment which are pending or threatened which, if they actually occurred, would reasonably be expected to have a Company Material Adverse Effect) against the Company or any of its Subsidiaries

(vi) Opinion of Counsel. The Buyers shall have received an opinion of counsel from Harold Gewerter, Esq., in form and substance satisfactory to counsel to the Buyers Representative relating to the status of the Company, the validity of the transaction, the validity of the shares being delivered, and the compliance of the Company and its Controlling Shareholders with the terms and conditions of this Agreement.

(vii) Non-Disclosure: Each of the Sellers for himself, his heirs, executors and assigns covenants and agrees not to disclose any of the matters contained in this Agreement absent a valid and binding order or court decree ordering such disclosure.

(b) Representations and Warranties of the Buyers. The Buyers represent and warrant to the Sellers that the statements contained in this paragraph 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3(b)).

(i) Authorization of Transaction. Each of the Buyers has full power and authority to execute and deliver this Agreement and to perform his, her or its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Buyer, enforceable in accordance with its terms and conditions. No Buyer need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

(ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any of the Buyers are subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Buyer is a party or by which he, she or it is bound or to which any of his, her or its assets is subject.

(iii) Brokers' Fees. No Buyer has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

4. Representations and Warranties Concerning the Company. The Controlling Stockholder(s), represent and warrant to the Buyers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this '4.

	(a) SEC Reports. The Company has filed or will file, prior to closing, all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission as required (the "SEC Reports"), all of which have or will comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder. As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Company's SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.
	(b) Organization of Company; No Subsidiaries. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any entity. The Sellers have delivered to the Buyers true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof.
	(c) Capitalization; No Restrictive Agreements. The Company's authorized capital stock, as of the date of this Agreement, consists of 20,000,000 shares of Common Stock, $0.001 par value per share, of which 9,149,188 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, of which none is issued and outstanding. There is no other form of equity authorized, issued or outstanding. The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Sellers and any third party, or (iii) to the best knowledge of the Controlling Stockholder between or among any of the Company's stockholders. The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act.

	(d) Financial Statements. The Sellers have or will, prior to closing, provide to the Purchaser the audited balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the year ended December 31, 2003, (collectively, the financial statements described in (i) and (ii) are referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or un-liquidated, and whether due or to become due), including any liability for taxes, except for liabilities expressly specified in the Financial Statements which are approved in writing by Buyers (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

	(e) Absence of Certain Changes. At the time of the execution of the Agreement and at the time of Closing, there will not be and will not have been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company's business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the Financial Statements.

	(f) Legal Proceedings. Except as disclosed in the SEC Reports, as of the date of this Agreement, and continuing through the Closing, there is no, nor will there be, any legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to the Controlling Stockholder's knowledge, threatened against the Company which, if determined adversely to the Company, could have, individually or in the aggregate, a material adverse effect on the business, assets, or prospects of the Company or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.
	(g) Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the Controlling Stockholder's knowledge, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(h)  Tax Matters.

(i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All
Taxes owed by the Company has been paid. The Company is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction that the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) The Controlling Stockholders do not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Liability with respect to any Taxes (a "Tax Liability") of the Company (A) claimed or raised by any authority in writing or (B) as to which the Controlling Stockholder has Knowledge based upon personal contact with any agent of such authority. No tax returns of the Company have ever been audited or are currently the subject of an audit. The Sellers have delivered to the Buyers correct and complete copies of all federal and state income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since inception.

(iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v) The Company has not filed consent under Code Section 341(f) concerning collapsible corporations. The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) is and has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (B) has any Liability for the Taxes of any Person under Reg. Provision 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.


	(i) Status of Company Shares under Securities Act. There are currently 9,149,188 shares of the Company's Common Stock outstanding. Of those Company Shares, _______________ shares constitute "restricted stock" under the Securities Act.

	(j) Disclosure. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Sellers pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. Sellers are aware of no fact or circumstance which is not disclosed on the Company securities filings which might have a material adverse effect on the Company or the Sellers ability to complete this transaction as contemplated.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

 (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions).

(b) Notices and Consents. If and when applicable, the Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that the Buyers may request. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities necessary in order to consummate the transactions contemplated hereby.

(c) Operation of Business. The Sellers will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock except as otherwise expressly specified herein, (ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) make any capital expenditures, loans, or incur any other obligations or liabilities, (iv) enter into any agreements involving expenditures individually, or in the aggregate, of more than $1,000 (other than agreements for professional services which will be paid in full at or prior to the Closing) or (ii) otherwise engage in any practice, take any action, or enter into any transaction out of the ordinary course of business.

(d) Preservation of Business. The Sellers will cause the Company to keep its business and properties substantially intact, including the filing of all required reports to be filed with the Securities and Exchange Commission in order to maintain the Company's status as a reporting company

(e)	Full Access.  Each of the Sellers will permit, and the Sellers will cause the Company to permit, representatives of the Buyers to have full access at all reasonable times, to all premises, properties, personnel, accountants, customers, suppliers, third party lenders and other third parties whose consent is required in order to consummate the transactions contemplated hereby, books, records (including Tax records), contracts, and documents of or pertaining to the Company including access to the Company transfer agent and the Company accountant and auditors.

(f) Notice of Developments. The Sellers will give prompt written notice to the Buyers of any material adverse development causing a breach of any of the representations and warranties in Section 4 above.
 Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his own representations and warranties in Section 3 or 4 above.

(g) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any assets (other than dispositions of inventory or other assets in the Ordinary Course of Business) (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.
 None of the Sellers will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyers immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification). The Sellers acknowledge and agree that from and after the Closing the Buyers designated management will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and Sellers agree to fully cooperate in the delivery of any and all books, accounts, records, corporate documents and all similar such items, including delivery of accountants notes and the consent of the accountants for a change in accounting firms at no additional cost to the Buyers herein.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification).

(c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of inhibiting this transaction.

7.  Remedies for Breaches of This Agreement.

(a)  Survival of Representations and Warranties.
All of the representations and warranties of the Parties, above, shall survive the Closing hereunder (even if the Buyers knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter. The representations and warranties of the Sellers contained in Sections 3(a)(i), 3(a)(ii), 3(a)(iv), 4(c) and 4(h) above shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

(b)  Indemnification Provisions for Benefit of the Buyers.

(i) In the event any of the Sellers breach (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein, and, if there is an applicable survival period provided that the Buyers make a written claim for indemnification against any of the Sellers pursuant to Section 9(h) below within such survival period, then the Controlling Stockholder shall indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(ii) The Controlling Stockholders shall indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (whether or not accrued or otherwise disclosed) (x) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) and (y) for the unpaid Taxes of any Person (other than the Company) under Reg. Provision 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii) The Controlling Stockholders shall indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by (A) any Liabilities arising out of the ownership of the capital stock of, or the use or operation of the business of the Company prior to the Closing and (B) any other business or operations (other than of the Company) owned in whole or in part by any of the Sellers.

(iv) The Controlling Stockholders shall indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Indebtedness of the Company or any Subsidiary existing as of the Closing Date.

         (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyers breach (or in the event any third party alleges facts that, if true, would mean the Buyers have breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period, provided that any of the Sellers makes a written claim for indemnification against the Buyers pursuant to
Section 9(h) below within such survival period, then the Buyers shall indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(d)  Matters Involving Third Parties.

(i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedent or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

 (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in Section 7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

(e) Other Indemnification Provisions. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against the Company by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyers against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

8. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyers and Sellers for certain tax matters following the Closing Date:

(a) Tax Periods Ending on or Before the Closing Date. Buyers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date, which are filed after the Closing Date. The Buyers shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing.

 (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyers shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods that begin before the Closing Date and end after the Closing Date. Buyers shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. Sellers shall pay to Buyers within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes that relate to the portion of such Taxable period ending on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date.
Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

(c)  Cooperation on Tax Matters.

(i) The Buyers, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyers or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

(ii) The Buyers and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby) without the imposition of a countervailing Tax or loss of Tax attributes on or by the Party to whom such request is directed.

(d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

 (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyers will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

9.  Miscellaneous.

(a) Release. Each Seller hereby acknowledges that the Indemnified Party (as defined below) are expressly relying on this release provision in consummating the transactions contemplated by this Agreement, and would not consummate such transactions but for this release provision.

Each Seller hereby acknowledges, confirms and agrees that such Seller
(a) is the exclusive owner of the Company Shares being sold by such Seller to the Buyers hereunder, (b) does not have any equity interest in the Company other than the Company Shares being sold to the Buyers hereunder, and (c) does not have any rights to any additional shares of the capital stock or any other securities of the Company, including any options, warrants, conversion privileges, preemptive rights or other rights or agreements.

Each Seller, on behalf of such Seller and each of such Seller's respective Affiliates (if any), hereby releases and forever discharges each Buyer, the Company and their respective Affiliates, officers, directors, employees and agents (collectively, the "Indemnified Party") from any and all claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, agreements, liens, accounts, costs and expenses (including attorney's fees and court costs), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, matured or un-matured, both at law (including federal and state securities laws) and in equity, which such Seller or any of such Seller's respective Affiliates now have, have ever had or may hereafter have against the Indemnified Party arising contemporaneously with or prior to the date of this Agreement or on account of or arising out of any matter, cause, event or omission occurring contemporaneously with or prior to the date of this Agreement, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to the Company's articles of organization, resolution, contract or otherwise and whether or not relating to claims pending on, or asserted after, the date of this Release; provided, however, that nothing contained herein shall operate to release any obligations of the Buyer to the Sellers arising exclusively as a result of this Agreement.

Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Indemnified Party, based upon any matter purported to be released hereby.

Without in any way limiting any of the rights and remedies otherwise available to any Indemnified Party, each Seller shall indemnify and hold harmless each Indemnified Party from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, security interests, taxes, liens, losses, lost value, expenses and fees arising directly or indirectly from or in connection with (i) the assertion by or on behalf of such Seller or such Seller's Affiliates of any claim or other matter purported to be released pursuant to this provision and (ii) the assertion by any third party of any claim or demand against any Indemnified Party which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of such Seller, or any of such Seller's Affiliates against any third party of any claims or other matters purported to be released pursuant to this provision.

(b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer Representative; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer Representative and the Seller Representative; provided, however, that the Buyers may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any other designee, and (ii) designate one or more of its Affiliates or any other designee to perform its obligations hereunder (in any or all of which cases the Buyers nonetheless shall remain responsible for the performance of all of their obligations hereunder).

(f) Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile execution of this Agreement shall be legal, valid and binding for all purposes.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.



(h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Sellers:	 To those Sellers Listed in Exhibit "B"






If to the Buyers: 	Ms. Camila Maz
				506 Gerona Avenue
				Coral Gables, FL  33146

		With a Copy to: Thomas F. Pierson, P.C.
				1140 Highway 287 Suite 400-274
				Broomfield, Co. 80020
				thomaspiersonpc@yahoo.com
				954-489-1210 Phone
				240-266-5659 Facsimile



Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.


(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer Representative and the Seller Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.



(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Company has not borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby, including, without limitation, the declaration and payment by the Company of a dividend of the shares of capital stock of its only subsidiary.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure
Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in paragraph 9(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in '9(h) above. Nothing in this '9(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.



[Signature page follows]








[Buyers Signature Page]

IN WITNESS WHEREOF, the undersigned Buyer has executed this Agreement as of the date first above written.

BUYERS:



By:   /s/Maria Camila Maz
      ----------------------
      Maria Camila Maz, Buyers' Agent









 [Seller Signature Page]

IN WITNESS WHEREOF, the undersigned Seller has executed this Agreement as of the date first above written.


SELLERS:


/s/Jerome Jolly
-----------------------
Jerome Jolly


/s/Grady Johnson
-----------------------
Grady Johnson











EXHIBIT "A"

BUYERS


BUYER:  Maria Camile Maz


ADDRESS:  506 Gerona Avenue
          Coral Gables, FL 33146


BUYER:


ADDRESS
































EXHIBIT "B"

SELLERS


SELLER:  JEROME JOLLY


ADDRESS:







SELLER:  GRADY JOHNSON


ADDRESS:



























APPENDIX A

	DEFINITIONS

As used herein, the following terms have the respective meanings set forth below:

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state or local law.

"Buyer(s)" has the meaning set forth in the preface above.

"Closing" has the meaning set forth in Section 2(d) above.

"Closing Date" has the meaning set forth in  Section 2(d) above.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" has the meaning set forth in the recitals above.

"Company Share" means any share of the Common Stock, par value $0.001 per share, of the Company.

"Confidential Information" means any information concerning the businesses and affairs of the Company and the Buyers and its Affiliates that is not already generally available to the public and shall include any and all information relating to the price and terms of this Agreement.

"Disclosure Schedule" has the meaning set forth in Section 4 above.
Section

"Financial Statements" has the meaning set forth in Section 4(d) above.



"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court of the United States of America or any political subdivision thereof, or of any other country.

"Indebtedness" of any Person means, in each case whether or not accrued on the books of such Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person upon which interest charges are customarily paid or which are evidenced by notes, bonds, debentures, credit agreements or similar agreements or investments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person under capitalized leases, (e) all obligations of such Person in respect of acceptances, letters of credit or letters of guaranty issued or created for the account of such Person, and (f) all liabilities secured by any Security Interest on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof.
Section
"Indemnified Party" has the meaning set forth in paragraph 7(d)(i) above.

"Indemnifying Party" has the meaning set forth in paragraph 7(d)(i) above.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or un-liquidated, and whether due or to become due), including any liability for Taxes.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Parties" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in paragraph 2(c) above.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

 "Security Interest" means any adverse claim, mortgage, pledge, lien, encumbrance, option, restriction on transfer, easement, right of way, matter of survey, charge, or other security interest.

"Sellers" has the meaning set forth in the preface above.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Tax" means any federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code '59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Tax Liability" has the meaning set forth in paragraph 4(h)(iii) above.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Claim" has the meaning set forth in paragraph 7(d)(i) above.




SCHEDULE I

PURCHASE AND SALE OF COMPANY SHARES
AND
DISBURSEMENT OF FUNDS

SELLERS:

Name of Seller       	Address of Seller	   Number of Company Shares

Jerome Jolly					       4,312,500



Name of Seller       	Address of Seller	   Number of Company Shares

Grady Johnson					      1,437,500






BUYERS:  As designated by Buyers' Representative.


DISBURSEMENT OF ESCROW FUNDS:  As designated in Escrow Agreement.


















SCHEDULE II


ESCROW INSTRUCTIONS











































SCHEDULE III


DISCLOSURE SCHEDULE









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